UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2009

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4thFloor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 27, 2009, Net 1 UEPS Technologies, Inc. (“Net1”) issued a press release setting forth Net1’s three months and year ended June 30, 2009 financial results. A copy of Net1’s press release is attached as Exhibit 99.1.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provisions of the Code of Ethics.

On August 27, 2009, Net1’s Board of Directors amended and restated the Code of Business Conduct and Ethics for Net1’s officers, directors and employees (the “Code”). The adopted Code is reorganized and streamlined to comply with Nasdaq requirements and to provide clarity as to the conduct expected of our company’s officers, directors and employees and as to the means for ensuring accountability for adherence to such expectations.

The foregoing description of the Code is qualified in its entirety by reference to the Code, a copy of which is filed herewith as Exhibit 14, and is incorporated herein by reference. In addition, the Code, is available on Net1’s website at www.net1.com. Information contained on Net1’s website is not part of this report.

Item 7.01.	Regulation FD Disclosure.

See disclosure under Item 2.02, “Results of Operations and Financial Condition” of this report, which is incorporated by reference in this Item 7.01, “Regulation FD Disclosure.”

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

14	Amended and Restated Code of Ethics.

99.1	Press Release, dated August 27, 2009, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: August 27, 2009	By:	/s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of the Board